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                                                                    EXHIBIT 99.3


                  AUTOBYTEL SIGNS AGREEMENT TO ACQUIRE AUTOWEB

       Combination to provide a broad range of marketing, management, and content services to automotive retailers and manufacturers; $100 million in combined revenues projected for 2001

IRVINE, CA, SANTA CLARA, CA-- APRIL 11, 2001 -- Autobytel (Nasdaq: ABTL) and Autoweb (Nasdaq: AWEB) today announced an agreement by which Autobytel will acquire Autoweb in a tax-free merger. The combination will create a platform of over 7,000 dealer customers, twenty-four international automotive manufacturer customers and over two million unique visitors per month. The combined company is projected to have revenues of over $100 million per year. As part of the transaction, Autoweb stockholders will receive 0.3553 shares of Autobytel common stock for each share of Autoweb common stock. Outstanding Autoweb options will be assumed and become options for Autobytel shares, subject to the share exchange ratio.

"We believe this combination provides strategic and financial benefits to both groups of shareholders. Our combined strengths will allow us to extend our number one market share further while broadening our customer base," said Mark Lorimer, Autobytel's President and CEO. "We plan to leverage our relationships with twenty-four of the twenty-six auto manufacturers, our expanded 7,000-strong dealer network, and our twenty-six international strategic investors on four continents, to provide a broad range of marketing, management and content services to help automotive retailers and manufacturers meet the challenges and opportunities presented by e-commerce."

Under the newly combined company, AIC (Automotive Information Center), a division of Autoweb, will continue to provide the industry with leading content, data, and technology, including significant commercial relationships with global automotive manufacturers. Boston-based AIC has, for nearly 20 years, been providing accurate, timely and comprehensive information to vehicle manufacturers, large dealer groups and major web destinations.

"Merging the AIC capabilities with those of Autobytel is expected to save data and content licensing costs and add a key element to our future business strategy, an important part of which is predicated on providing data, content, technology, and information services to automotive marketers on a global basis," said Lorimer.

"We believe the power of the Autobytel and Carsmart brands, combined with Autoweb's strong relationships with leading portals and key affiliates, will allow the combined company to become the industry standard for automotive research information with the largest audience of online automotive shoppers," said Dean DeBiase, Chairman of Autoweb."

"During the last several months, we have made substantial progress in cost-cutting and efficiency initiatives to accelerate our profitability goal," said Jeffrey Schwartz, CEO of Autoweb. "This deal, combined with substantial expenditure reductions in our portal agreements, can enable us to realize integration synergies on the expense side of our new company." Autoweb's recent restructuring of its marketing agreements with its portal partners is expected to reduce future obligations through 2003 by

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$40 million. For Q2 through Q4 2001, these year-over-year expenses are expected to be reduced by over $15 million."

The closing of the deal is subject to customary conditions including both regulatory approvals and shareholder approval of both parties. Lorimer will remain as President and CEO, Michael Fuchs will remain as Chairman, and Jeffrey Schwartz will join as Vice Chairman of the combined company. Pursuant to the merger agreement signed today, Autobytel agreed to elect two designees of Autoweb to the company's board of directors upon consummation of the transaction.

"We are extremely excited about adding Jeffrey to our executive management team," said Lorimer. "Jeffrey's first order of business is to lead the integration efforts. Clearly, he has the experience to assist us in realizing the promise this combination offers, while preserving the strong Autoweb brand position and dealer and industry relationships."

The newly combined entity will trade under Nasdaq: ABTL. Upon completion of the transaction, the combined entity will change its name to Autobytel, Inc., reflecting its ownership of multiple online brands, including Autobytel, Autoweb, Carsmart, Autosite and Dealersites, as well as AIC.

Lehman Brothers is acting as sole financial advisor to Autobytel in connection with the transaction.

In conjunction with this release there will be a conference call broadcast live over the Internet today, April 11, 2001 at 4:30 PM EDT. Links to the web cast conference will be announced later today.

ABOUT AUTOBYTEL.COM INC.
autobytel.com inc. (Nasdaq:ABTL), the global leader in online automotive commerce, brings car buyers, owners, and sellers together in a trusted environment, empowered by the Internet. Through its extensive automotive content and multiple purchasing, financing, insurance and service options, Autobytel offers consumers choice and peace of mind throughout the automotive lifecycle, while providing its network of accredited dealers and automotive services partners the most efficient way to reach online car buyers and owners. Autobytel and its wholly-owned subsidiary, A.I.N. Corporation (Carsmart), have a network of dealers nationwide and are the seventh largest generator of automotive sales in the United States, just behind GM, Ford, DaimlerChrysler, Toyota, Honda and Nissan. Autobytel has been ranked #1 in Dealer Satisfaction with Online Buying Services for three years in a row by J.D. Power and Associates.(1) Autobytel's low-cost, no-haggle car-buying program is available in the U.S., Canada (www.autobytel.ca), the United Kingdom (www.autobytel.co.uk), Sweden (www.autobytel.se), Netherlands (www.autobytel.nl), Japan (www.autobytel-japan.com), Australia (www.Autobytel.au) and Spain (www.autobytel.es). Headquartered in Irvine, California, Autobytel is recognized as the company that transformed the $1 trillion new car industry when it invented online car buying.

(1) J.D. Power and Associates 1998 - 2000 Dealer Satisfaction With Online Buying Services Studies(SM). 2000 study conducted among dealership Internet specialists who completed 2,144 evaluations of individual services. www.jdpower.com.

ABOUT AUTOWEB
Autoweb is a leading automotive Internet service, guiding users through every stage of vehicle ownership. Through its direct and referral commerce channels, Autoweb offers consumers a variety of ways to purchase new and used vehicles in conjunction with vehicle manufacturers, local Member Dealers and other commerce partners. Autoweb's site also provides consumers with a wide range of automotive-related products to support the complete lifecycle of the vehicle, including finance, insurance and maintenance. Autoweb features comprehensive, unbiased research from its AIC division.


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Autoweb also continues to set the standard in the business-to-business marketplace by providing web sites with advanced technology to view automotive information, and accurate and reliable automotive data and content. Currently, major automobile manufacturers, including BMW, DaimlerChrysler, Ford, General Motors, Honda and Toyota, use Autoweb's automotive data to power their sites. The major consumer portals also use Autoweb's content and technology, including AOL, Lycos, and MSN Carpoint. AIC AutoSuite is highly configurable for any individual AIC customer, as the interface can match any look and feel, while vehicles (both target and competitor) and specific features can be limited to any selection desired. For more information, please visit http://www.Autoweb.com and http://www.autosite.com.

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements, including statements about projected revenues and expense savings, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel and Autoweb undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, increased or unexpected competition, the failure to realize anticipated synergies, costs related to the proposed merger, failure to obtain required stockholder or regulatory approvals or the merger not closing for any other reason, failure of the combined company to retain and hire key employees, difficulties in successfully integrating the parties' businesses and technologies and other matters disclosed in Autobytel's and Autoweb's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review both companies' annual reports on Form 10-K for the year ended December 31, 2000, and other reports on file with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of the companies' stock.

ADDITIONAL INFORMATION AND WHERE TO FIND IT.
Autobytel plans to file a registration statement on Form S-4 in connection with the proposed transaction and Autobytel and Autoweb expect to mail a joint proxy statement/prospectus to the stockholders of Autobytel and Autoweb containing information about the proposed transaction. Investors and securityholders are advised to read the joint proxy statement/prospectus regarding the potential transaction referred to above, when it becomes available, because it will contain important information. The registration statement will be filed with the Securities and Exchange Commission by Autobytel and the joint proxy statement/ prospectus will be filed with the Securities and Exchange Commission by both companies. Investors and securityholders may obtain a free copy of the registration statement and the joint proxy statement/prospectus (when available) and other reports, documents, proxy statements and other information filed by Autobytel and Autoweb with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained free of charge from Autobytel at 949-862-1355 or investor@Autobytel.com or from Autoweb at 800-707-9552.

Autobytel will be, and its executive officers and directors may be, soliciting proxies from Autobytel's stockholders with respect to the transactions contemplated by the Acquisition Agreement. The following are the directors and executive officers of Autobytel: Mark W. Lorimer, Michael Fuchs, Amit Kothari, Jeffrey H. Coats, Mark N. Kaplan, Kenneth J. Orton, Robert S. Grimes, Peter Titz, Dennis Benner, Andrew Donchak, Ariel Amir, Howard Layson and Richard Post.



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In addition, Autoweb will be, and its executive officers and directors may be, soliciting proxies from the stockholders of Autoweb with respect to the transactions contemplated by the Acquisition Agreement. The following are the directors and executive officers of Autoweb: Dean DeBiase, Jay Hoag, Mark Ross, Lawrence Lepard, Jeffrey Schwartz, Michael Schmidt, Nadyne Edison, Jerry Karr, William Barrett, Meri E. Glade, Regan Senkarik, Steve Cottrell and Fred Ruffin.

A description of any interests that Autoweb's directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus.

CONTACTS:
               MEDIA RELATIONS -- AUTOBYTEL
               Melanie Webber, Autobytel, 949.862.3023 (melaniew@Autobytel.com) Betsy Isroelit, RBI Communications, Inc., 323.960.1360 ext. 17
                 (betsy@rbicom.com)
               Cassandra Cavanah, RBI Communications, Inc., 323.960.1360 ext. 30
                 (cassandra@rbicom.com)

               MEDIA RELATIONS - AUTOWEB
               Jenny Connorton (MWW Group) 212-827-3762
               Michelle Beilsmith (MWW Group) 212-827-3748
               Richard Schineller (MWW Group) 212-827-3743